Exhibit 10.11.1

EXECUTION VERSION

JOINDER, AMENDMENT, RATIFICATION AND CONSENT TO

AMENDED AND RESTATED LOAN AGREEMENT

among

SUNSTONE SH HOTELS L.L.C.

SUNSTONE OP PROPERTIES L.L.C.

SUN MANHATTAN, LLC

SUNSTONE HARTSFIELD, LLC

SUNSTONE BROADHOLLOW, LLC

jointly and severally, as the Borrowers

The Lenders Party Hereto

as Lenders

and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

as Administrative Agent

Substitution of Collateral and Payoff of Existing Floating Notes

Dated as of December 22, 2005

JOINDER, AMENDMENT, RATIFICATION AND CONSENT TO

AMENDED AND RESTATED LOAN AGREEMENT

This Joinder, Amendment, Ratification and Consent to Amended and Restated Loan Agreement (this “Agreement”) is entered into as of December 22, 2005 among SUNSTONE SH HOTELS L.L.C. (“Sunstone SH”), SUNSTONE OP PROPERTIES L.L.C. (“Sunstone OP” and, jointly, severally and collectively with Sunstone SH, the “Existing Borrowers”), SUN MANHATTAN, LLC (“Sun Manhattan”), SUNSTONE HARTSFIELD, LLC (“Sunstone Hartsfield”), and SUNSTONE BROADHOLLOW, LLC (“Sunstone Broadhollow” and, jointly, severally and collectively with Sun Manhattan and Sunstone Hartsfield, the “New Borrowers”), each a Delaware limited liability company (each of Sunstone SH, Sunstone OP, Sun Manhattan, Sunstone Hartsfield, and Sunstone Broadhollow being referred to herein as a “Borrower” and, jointly, severally and collectively, as the “Borrowers”); each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature pages hereof together with any successor thereto as registered owner of all or any portion of such lender’s promissory note pursuant to the terms hereof (individually, a “Lender” and, collectively, the “Lenders”); and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A. The Existing Borrowers and two affiliates of the Existing Borrowers, SHP Ogden LLC (“SHP Ogden”) and Sunstone Chandler, LLC (“Sunstone Chandler”), were parties to that certain Amended and Restated Loan Agreement dated as of October 26, 2004 (as modified, amended, restated, renewed or replaced as of the date hereof, the “Existing Loan Agreement”), by and among such parties, the Lenders, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Loan Agreement. As used herein, the term “Loan Agreement” means the Existing Loan Agreement, as amended by this Agreement.

B. Pursuant to the terms of the Loan Agreement, the Lenders have made a mortgage loan (the “Loan”) to the Existing Borrowers, to SHP Ogden and to Sunstone Chandler. The Loan includes Fixed Loans and Floating Loans, and such Loans are evidenced by Fixed Notes and Floating Notes, respectively.

C. Prior to the date of this Agreement, and pursuant to the terms and provisions of the Loan Agreement:

1. the Individual Property owned by Sunstone Chandler was released by the Administrative Agent from the collateral securing the Loan and a portion of the Loan was prepaid in connection therewith, and

2. certain other Individual Properties owned by the Existing Borrowers were released by the Administrative Agent from the collateral securing the Loan and a portion of the Loan was prepaid in connection therewith.

D. As of the date of this Agreement, and immediately prior to giving effect to the terms and provisions set forth herein, the Loan was secured, in part, by mortgages or deeds of trust encumbering twenty-six (26) Individual Properties owned or ground-leased by the Existing Borrowers and SHP Ogden. All of such Individual Properties are identified on Annex A attached hereto

E. The Existing Borrowers and SHP Ogden desire to obtain the release of twelve (12) of the twenty-six (26) Individual Properties currently securing the Loan (the “Released Properties”), and to substitute in lieu thereof mortgages or deeds of trust, as applicable, on three (3) properties owned or ground-leased, as applicable, by the New Borrowers (the “New Properties”). The Released Properties are identified on Annex B attached hereto, and the New Properties are identified on Annex C attached hereto.

F. The Released Properties include the sole Individual Property owned by SHP Ogden and, after giving effect to the terms and provisions set forth herein, SHP Ogden shall no longer be a borrower under the Loan.

G. The New Borrowers desire to become parties to the Loan Agreement and to become liable, jointly and severally, for all of the obligations of the Existing Borrowers set forth therein and in each and every other Loan Document, as amended in connection with this Agreement.

H. The Administrative Agent and the Lenders are willing to permit the foregoing transactions on the condition that the Existing Borrowers, contemporaneously with the execution and delivery of this Agreement, pay off the total outstanding principal amount of the Floating Loans, together with all accrued interest thereon and any and all other amounts due and payable in connection therewith.

I. In conjunction with the payoff of the entire indebtedness evidenced by the Floating Notes, the parties desire to evidence their agreement that the Borrowers shall no longer be required to obtain or maintain any Interest Rate Cap Agreement.

J. Each of the Existing Borrowers, each of the New Borrowers, each of the Lenders, and the Administrative Agent desire to amend the Loan Agreement to reflect their agreements with respect to the foregoing issues and in certain other particulars, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereby agree to be bound as follows:

1. Incorporation of Recitals, Annexes, Exhibits, and Schedules. Each of the recitals set forth above, and any and all annexes, exhibits and schedules attached hereto, are hereby incorporated by reference into this Agreement.

2. Replacement of Certain Definitions in Existing Loan Agreement. The following defined terms set forth in the Loan Agreement are hereby deleted in their entirety and replaced by the following terms which shall have the meanings set forth below:

a. “Assignments of Leases and Rents” means each of those certain Assignments of Leases and Rents, dated as of August 28, 2003, or December 22, 2005, as applicable, by each Borrower and Operator in favor of the Administrative Agent (on behalf of the Lenders), in each case as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

b. “Assignments of Licenses” means that certain Amended and Restated Assignment of Licenses, Permits and Approvals and Contracts, Agreements and Equipment Leases, dated the date hereof, by each Borrower, and each Operator in favor of the Administrative Agent (on behalf of the Lenders), as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

c. “Borrower” means each of Sunstone SH Hotels L.L.C.; Sunstone OP Properties L.L.C.; Sun Manhattan, LLC; Sunstone Hartsfield, LLC; and Sunstone Broadhollow, LLC, together with any of their respective permitted successors and/or assigns from time to time, provided that such defined term is subject to the rules of interpretation set forth in Section 1.3 hereof.

d. “Borrower Party” means each of the Borrowers; each of the Operators; Sunstone; Sunstone Holdco; Sunstone Hotel TRS; and WHP PPE Owner-1, L.L.C. and any of their respective successors or permitted assigns from time to time.

e. “Fixed Notes” means the amended and restated promissory notes evidencing the Fixed Loans dated as of December 22, 2005 and substantially in the form of Exhibit B-1 attached hereto, and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

f. “Ground Leases” means, collectively, the ground leases listed on Schedule 10 attached hereto (each of the Ground Leases, individually, a “Ground Lease”).

g. “Letter Agreement” means that certain Side Letter Agreement Regarding Continued Ownership of Properties After Closing dated as of December 22, 2005 by and among the Borrowers, Sunstone, Sunstone Holdco and Administrative Lender (on behalf of the Lenders).

h. “Limited Guaranty” means that certain Limited Guaranty and Indemnity Agreement, dated October 26, 2004, as amended by that certain First Amendment to Limited Guaranty and Indemnity Agreement dated as of December 22, 2005, in each case by Sunstone and Sunstone Holdco in favor of the Administrative Agent (on behalf of the Lenders), as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

i. “Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Mortgages, (d) the Assignments of Leases and Rents, (e) the Assignments of Licenses, (f) the Security Agreement, (g) the Limited Guaranty, (h) the Hazardous Materials Indemnity Agreement, (i) the Subordination of Management Agreements, (j) the Stock Pledge, (k) the Membership Pledges, (l) the Uniform Commercial Code Financing Statements naming any of the Borrowers or Operators as debtor and the Administrative Agent as secured party, (m) the Multi-Party Agreement, (n) the Letter Agreement, (o) all other documents now or hereafter executed by any of the Borrowers, Operators or Manager or any other Person to evidence or secure the payment of the Indebtedness or the performance of the Borrowers or otherwise executed by a Person affiliated with any of the Borrowers in connection with this Agreement, the Notes, or the Mortgages, and (p) all amendments, modifications, restatements, extensions, renewals and replacements of the foregoing.

j. “Management Agreement” means, collectively, (a) the Master Management Agreement and (b) each of those certain Hotel Management Agreements dated as of October 26, 2004 between an Operator and Manager as specified on Schedule 5A hereto, and (c) each other hotel management agreement specified on Schedule 5A hereto.

k. “Manager” means (a) with respect to all of the Properties except for the Property located in Atlanta, Georgia, Sunstone Hotel Properties, Inc., a Colorado corporation, and its successors and permitted assigns, and (b) with respect to the Property located in Atlanta, Georgia, Renaissance Hotel Operating Company, a Delaware corporation.

l. “Master Management Agreement” means that certain Master Agreement dated as of October 26, 2004 by and among Manager (of all of the Properties other than the Individual Property located in Atlanta, Georgia), the Operators (of all of the Properties other than the Individual Property located in Atlanta, Georgia) and certain other Affiliates of Sunstone.

m. “Maturity Date” means May 1, 2011, or any earlier date on which all of the Fixed Loans are required to be paid in full, by Acceleration or otherwise, under the Loan Agreement or any of the other Loan Documents.

n. “Membership Pledge” means each of those certain Limited Liability Company Interest Pledge and Security Agreements or Amended and Restated Limited Liability Company Interest Pledge and Security Agreements (together with the attachments thereto and consents, certificates, powers and other materials referred to therein), dated the date hereof, relating to the pledges of membership interests to the Administrative Agent (on behalf of the Lenders) from (a) Sunstone as pledgor regarding its pledge of its 100% equity interest in Sunstone Holdco, (b) Sunstone Holdco as pledgor regarding its pledges of its 100% equity interests in each Borrower, and (c) from Sunstone Broadhollow as pledgor regarding its pledge of its 100% equity interests in WHP PPE Owner-1, L.L.C., as any of the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

o. “Mortgage” means with respect to each Individual Property, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing; Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing; the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing; the Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing; or the Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, as applicable, (a) dated as of August 28, 2003 and executed by each of the applicable Borrowers in favor of the Administrative Agent (on behalf of the Lenders), covering such Individual Property, as amended by a certain modification agreement dated as of October 26, 2004 by each of the applicable Borrowers and the Administrative Agent, or (b) dated as of December 22, 2005, and executed by each of the applicable Borrowers in favor of the Administrative Agent (on behalf of the Lenders), covering such Individual Property, as any of the same may be joined in, amended, ratified, confirmed, or consented to from time to time. “Mortgages” means all of the Mortgages on all of the Properties listed in Schedule A hereto, which Mortgages secure the Loans on a cross-defaulted, cross-collateralized basis.

p. “Multi-Party Agreement” means that certain Amended and Restated Multi-Party Agreement, dated as of October 26, 2004, among the Borrowers, the Operators, and the Administrative Agent, as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

q. “Operator” means each of SHP Lessee Corp., SHP Lessee II Corp., Sunstone/WB Manhattan Beach Lessee, Inc., Sunstone Broadhollow Lessee, Inc., and Sunstone Hartsfield Lessee, Inc.

r. “Security Agreement” means that certain Amended and Restated Security Agreement dated as of December 22, 2005 by and among the Borrowers, the Operators and WHP PPE Owner-1, L.L.C., a Delaware limited liability company, collectively as the debtors thereunder, to and for the benefit of the Administrative Agent (on behalf of the Lenders), as secured party, as the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

s. “Stock Pledge” means each of those certain Amended and Restated Stock Pledge and Security Agreements (together with the attachments thereto and consents, certificates, powers and other materials referred to therein) dated as of December 22, 2005 and relating to the pledges of stock to the Administrative Agent (on behalf of the Lenders) from Sunstone Hotel TRS as pledgor regarding its pledges of its 100% equity interests in each of the Operators, as any of the same may be joined in, amended, ratified, confirmed, or consented to from time to time.

t. “Subordination of Management Agreement” means (a) with respect to all of the Properties except for the Individual Property located in Atlanta, Georgia, that certain Assignment of Management Agreements and Guaranty of Management Agreements, Subordination of Management Agreements and Consent to Assignment and Subordination, dated October 26, 2004, by and among Sunstone Hotel Investors, Inc. and certain of the Operators in favor of the Administrative Agent (on behalf of the Lenders), and consented and agreed to by Manager and Interstate Management Company, L.L.C., , as the same may be joined in, amended, ratified, confirmed, or consented to from time to time and (b) with respect to the Individual Property located in Atlanta, Georgia, that certain Assignment of Management Agreement, Subordination and Attornment Agreement, dated December 22, 2005, from Sunstone Hartsfield Lessee, Inc., in favor of the Administrative Agent (on behalf of the Lenders), and consented to by Renaissance Hotel Operating Company.

3. Amendment of Certain Attachments to Existing Loan Agreement.

a. Exhibit A of the Existing Loan Agreement is hereby amended (i) to delete the legal description of each of the Released Properties and (ii) to add and incorporate therein the legal descriptions of each of the New Properties that are set forth on Exhibit A attached to this Agreement.

b. Schedule 3 of the Existing Loan Agreement is hereby amended (i) to delete the descriptions of the hotel accommodations, room numbers and types and other information with respect to each of the Released Properties and (ii) to add and incorporate therein the descriptions of the hotel accommodations, room numbers and types and other information with respect to each of the New Properties that are more fully described on Schedule 3 attached to this Agreement.

c. Schedule 5A of the Existing Loan Agreement is hereby amended (i) to delete the descriptions of the Management Agreements and Managers with respect to each of the Released Properties and (ii) to add and incorporate therein the descriptions of the Management Agreements and Managers with respect to each of the New Properties that are more fully described on Schedule 5A attached to this Agreement.

d. Schedule 5B of the Existing Loan Agreement is hereby amended (i) to delete the descriptions of the Franchise Agreements with respect to each of the Released Properties and (ii) to add and incorporate therein the descriptions of the Franchise Agreements with respect to each of the New Properties that are more fully described on Schedule 5B attached to this Agreement.

e. Schedule 10 of the Existing Loan Agreement is hereby replaced and superseded in its entirety by Schedule 10 attached hereto.

f. Schedule 11 of the Existing Loan Agreement is hereby amended (i) to delete the descriptions of the Operating Leases, Material Leases and other Leases affecting each of the Released Properties and (ii) to add and incorporate therein the descriptions of the Operating Leases, Material Leases and other Leases affecting each of the New Properties that are more fully described on Schedule 11 attached to this Agreement.

4. Addition to Article IX of the Existing Loan Agreement. Article IX of the Existing Loan Agreement is hereby amended by adding the following new Section 9.15:

“Section 9.15. Letter Agreement. The occurrence of a Default, Event of Default, or any other failure to comply with the terms or conditions of the Letter Agreement on the part of any Sunstone Party (as defined therein).”

5. Replacement of Certain Attachments to Existing Loan Agreement. The following exhibits and schedules attached to the Existing Loan Agreement are hereby deleted in their entirety and replaced by the substitute exhibits and schedules which are attached to this Agreement:

a.	Exhibit B-1 (Form of Fixed Note).

b.	Exhibit D (Organizational Chart Of Borrower).

c.	Exhibit E (Allocated Loan Amounts And Percentages).

d.	Schedule 13 (Entities Filing Consolidated Tax Returns).

6. Payment in Full of Floating Loans; No Reborrowing.

a. Contemporaneously with the execution and delivery of this Agreement, the Borrowers have repaid in full the entire outstanding principal amount of the Floating Loans, together with all accrued interest thereon and any and all other amounts due and payable in connection therewith. The Lenders hereby consent to such prepayment.

b. The Borrowers acknowledge and agree that they shall have no further right to reborrow any portion of the Floating Loans on or after the date hereof.

c. Any references in the Loan Agreement or any of the other Loan Documents to Floating Notes or Floating Loans, and to the obligations of the Lenders to make Floating Loans or advance proceeds thereof from time to time, are hereby deleted and rendered of no further force or effect.

7. Interest Rate Cap Agreement. The Borrowers are hereby relieved of their obligation to purchase or maintain an Interest Rate Cap Agreement. Any references in the Loan Agreement or any of the other Loan Documents to an Interest Rate Cap Agreement or a Replacement Interest Rate Cap Agreement, or of the obligations of the Borrowers to purchase or maintain any such agreements, are hereby deleted and rendered of no further force or effect.

8. Operating Accounts. Section 5.7(1) of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(1)	Operating Accounts.

(a) For each Individual Property other than the Individual Property located in Atlanta, Georgia, each Borrower shall establish and maintain (or cause the Manager or applicable Operator to establish and maintain) a segregated Depository Account into which such Borrower shall deposit (or shall cause to be deposited) on a daily basis all Operating Revenue from the applicable Individual Property (the

“Operating Account”). All Operating Revenues shall be billed and collected in the name of the applicable Borrower, Operator or Manager or its or their respective names which are trademarks and in no other names.

(b) For the Individual Property located in Atlanta, Georgia, each Borrower shall, in accordance with all of the terms and provisions of the Management Agreement affecting such Individual Property:

(i) cause the Manager of such Individual Property to collect all Operating Revenue from such Individual Property and to deposit all such Operating Revenue on a daily basis into an account maintained by such Manager as required by the terms of such Management Agreement,

(ii) cause the Manager of such Individual Property, not less frequently than 13 times per year, to transfer all Owner’s Priority and net Operating Profit (as such terms are defined in the Management Agreement) from the operation of such Individual Property to an Operating Account or to a Concentration Account, and

(iii) not later than the date hereof, obtain the written agreement of the Manager of such Individual Property that it shall transfer the funds described in subsection (ii) above only to such Operating Account or Concentration Account, as applicable, and that such Manager shall not redirect such funds to any other account or to any other payee without obtaining the prior written consent of the Agent on behalf of the Lenders.

9. Reserves; Certain Work. Each of the Borrowers acknowledges and agrees that the funds currently on deposit in each of the Reserves is a fair and reasonable estimate of the costs and expenses like to be associated with the New Properties as collateral accepted in substitution for the Released Properties. Accordingly, and notwithstanding any other term or provision to the contrary that may be contained in the Loan Agreement or in any other Loan Document, each of the Borrowers (a) acknowledges and agrees that the Agent shall not be required to release or return to the Borrowers any portion of the funds currently held or maintained in any of the Reserves to the Borrowers as a result of the release of the Released Properties, even if all or a portion of such funds may have been deposited into such Reserves in connection with the Borrowers’ ownership and/or leasing of the Released Properties, (b) authorizes and directs the Agent to continue to hold and maintain all of such funds in all of such Reserves on and after the date hereof in accordance with the terms and provisions of the Loan Agreement, and (c) agrees that such funds shall be applied to costs and expenses for the work described set forth on the PIP Budget for the New Property ground-leased by Sunstone Hartsfield, as set forth on Annex D attached hereto, which the Borrowers covenant and agree to complete on or before December 31, 2006.

10. Notices. For purposes of Section 11.1 of the Existing Loan Agreement, the addresses of the New Borrowers are set forth on the signature pages of such New Borrowers attached to this Agreement.

11. No Other Modifications. The parties hereto hereby acknowledge and agree that, except as provided in this Agreement, the Loan Agreement has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

12. Confirmation and Ratification. The Loan Agreement as hereby amended is hereby ratified and confirmed by all of the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Loan Agreement, as hereby amended, shall continue in full force and effect.

13. Governing Law; Incorporation by Reference. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. Additionally, the terms and provisions of Section 11.19 of the Existing Loan Agreement are hereby incorporated by reference as if fully set forth herein.

14. Borrower; Joint and Several Liability; Suretyship Waivers. It is intended by the parties hereto that each Borrower shall be liable, jointly and severally, for all of the obligations of the Borrowers hereunder and under the Loan Agreement. Accordingly, each of Sunstone SH, Sunstone OP, Sun Manhattan, Sunstone Hartsfield, and Sunstone Broadhollow expressly agrees and acknowledges with each Lender and the Administrative Agent that:

a. It understands that the Lenders would not have made the Loans or entered into this Agreement but for the agreement of each Borrower to be jointly and severally liable for each and every obligation of the Borrowers set forth herein and in the Loan Agreement, and it agrees that it has received sufficient consideration for its agreement to be bound by and to the extent of the terms hereof. In particular, each Borrower is of the view that the financial accommodations offered to each Borrower under this Agreement and the Loan Agreement will enhance the aggregate borrowing powers of the Borrowers, and that each Borrower and Borrower Party will receive substantial direct and/or indirect benefits by reason of the making of the Loans and other financial accommodations provided in the Loan Agreement, and by reason of the execution and delivery of this Agreement.

b. In any provision of this Agreement or the Loan Agreement where any Borrower makes a representation or warranty, such representation or warranty shall constitute a separate representation or warranty made by each Borrower as to the content and substance thereof.

c. In any provision of this Agreement or the Loan Agreement where any Borrower makes an agreement or covenant, such agreement or covenant shall be a separate agreement or covenant of each Borrower, and each such entity shall be jointly and severally liable with each other such entity for the full and faithful performance thereof, without regard to whether (i) any Borrower shall have better rights to control or assure the performance of such agreement or covenant or (ii) such agreement or covenant affects an Individual Property in which any Borrower does not have a direct interest.

d. An Event of Default may occur under the Loan Agreement and the Administrative Agent and Lenders shall be permitted to exercise their remedies as stated

in the Loan Agreement if any Borrower by its action or inaction causes an Event of Default to occur, and the lack of fault or breach by any other Borrower shall neither serve nor be deemed to halt such Event of Default nor prevent, delay or impair any such exercise of remedies.

e. In exercising any remedies set forth in the Loan Agreement after an Event of Default, the Administrative Agent and Lenders shall be permitted to exercise their remedies as stated in the Loan Agreement against any or all of the Borrowers, or none of them, as the Administrative Agent and Lenders shall determine in their sole and absolute discretion, and any lack of fault or lack of breach by any Borrower shall not prevent, delay or impair the pursuit or implementation of any such remedies against them.

f. The obligations, covenants, agreements and duties of each Borrower under the Loan Documents shall in no way be discharged, affected or impaired by any of the following:

i. the waiver by Administrative Agent of the performance or observance by Borrower or any other party of any of the agreements, covenants, terms or conditions contained in the Loan Agreement;

ii. the extension, in whole or in part, of the time for payment by any Borrower of any sums owing or payable under any Loan Document;

iii. any assumption by any person of any or all of any Borrower’s obligations under any Loan Document;

iv. the waiver or release or modification or amendment (whether material or otherwise) of any provision of any Loan Document;

v. any failure, omission or delay on the part of Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to Administrative Agent under any of the Loan Documents, or any action on the part of Administrative Agent granting indulgence or extension in any form whatsoever;

vi. the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting any Borrower or any of its assets or any impairment, modification, release or limitation of liability of any Borrower or any of their estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar statute or from the decision of any court;

vii. the release of any Borrower from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law;

viii. the power or authority or lack thereof of any Borrower to execute, acknowledge or deliver any of the Loan Documents;

ix. the legality, validity or invalidity of any Loan Document;

x. any defenses whatsoever that Borrower may or might have to the payment of any portion of the Indebtedness except for the payment thereof;

xi. the existence or non-existence of any Borrower as a legal entity;

xii. any right of setoff, counterclaim or defense (other than payment in full of the Indebtedness in accordance with the terms of the Loan Documents) that any Borrower may or might have to its respective undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by each Borrower; or

xiii. any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of any Borrower (whether or not such Borrower shall have knowledge or notice thereof) other than payment in full of the Indebtedness.

g. To the extent notwithstanding the above and the express intent of the parties, if any Borrower is deemed to be a surety or guarantor of another Borrower, then the following shall apply:

i. Each Borrower understands and further acknowledges that if the Administrative Agent forecloses judicially or nonjudicially against any real property securing the Loans, that foreclosure could impair or destroy any ability that such Borrower may have to seek reimbursement, contribution or indemnification from another Borrower or others based on any right such Borrower may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by such Borrower hereunder. Each Borrower further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of such Borrower’s rights, if any, may entitle such Borrower to assert a defense based on California Code of Civil Procedure (“CCP”) § 580d as interpreted in Union Bank v. Gradsky, to the extent applicable. Each Borrower freely, irrevocably and unconditionally: (a) waives and relinquishes that defense, and agrees that such Borrower will be fully liable hereunder, even though the Administrative Agent may foreclose judicially or nonjudicially against the real property securing the Loans; (b) agrees that such Borrower will not assert that defense in any action or proceeding that the Administrative Agent may commence to enforce the terms of the Loan Documents; (c) acknowledges and agrees that the rights and defenses waived by such Borrower hereunder include any right or defense that such Borrower may have or be entitled to assert based upon or arising out of any one or more of the following (to the extent applicable): (i) CCP § 580a (which, if such Borrower had not given this waiver, would otherwise limit such Borrower’s liability after any nonjudicial foreclosure sale to the difference between the obligations for which such Borrower is liable and the fair market value of the property or interests sold at such nonjudicial foreclosure sale rather than the actual proceeds of such sale), (ii) CCP § 580b and CCP § 580d (which, if such Borrower had not given this waiver, would otherwise limit the Administrative Agent’s right to recover a deficiency judgment with respect to purchase money obligations and after any nonjudicial foreclosure sale, respectively), (iii) CCP § 726 (which, if such Borrower had not given this waiver, among other things, would otherwise require the Administrative Agent to exhaust all of its security before a personal judgment may be obtained for a deficiency), or (iv) California Civil Code § 2848 (which, if Borrower had not given this waiver, among other things, would entitle Borrower to enforce every remedy the Administrative Agent may have against the Borrower for its payments hereunder); and (d) acknowledges and agrees that the Administrative Agent is relying on this waiver in making the Loans, and that this waiver is a material part of the consideration that the Administrative Agent is receiving for making the Loans.

h. WITHOUT LIMITING THE FOREGOING, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES THAT SUCH BORROWER MAY HAVE IN CONNECTION WITH THE FOREGOING TERMS. THIS MEANS, AMONG OTHER THINGS:

i. THE ADMINISTRATIVE AGENT MAY COLLECT FROM SUCH BORROWER WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER OR ANY OTHER BORROWER; AND

ii. IF THE ADMINISTRATIVE AGENT FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER OR ANY OTHER BORROWER:

a. THE AMOUNT OF THE ADMINISTRATIVE AGENT’S CLAIM HEREUNDER MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

b. THE ADMINISTRATIVE AGENT MAY COLLECT FROM SUCH BORROWER EVEN IF THE ADMINISTRATIVE AGENT, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH BORROWER MAY HAVE TO COLLECT FROM ANY OTHER BORROWER.

i. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THE BORROWERS MAY HAVE IN CONNECTION WITH THE LOANS. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP §§ 580a, 580b, 580d, OR 726 (TO THE EXTENT APPLICABLE).

15. No Waiver of Remedies. Subject to the terms and agreements contained in this Agreement, the Loan Agreement remains unmodified and in full force and effect, and this

Agreement shall not be deemed to be a waiver by the Administrative Agent or any Lender of any default or Event of Default under the Loan Agreement or a waiver by the Administrative Agent or any Lender any of its rights or remedies under the under the Loan Agreement or any Loan Document or under applicable law.

16. Amendment of Section 2.7 of Loan Agreement. The second sentence of Section 2.7(2)(viii) of the Loan Agreement is hereby deleted, and the following is substituted in lieu thereof:

If the outstanding principal balance of the Loans following such prepayment is less than $30,000,000 or if there are four or fewer Individual Properties then owned by the Borrowers and encumbered by the Mortgages securing the Loans, the Administrative Agent (on behalf of the Lenders) may, in its sole and absolute discretion, accelerate the Loans and require the Borrowers to repay the Loans in full, together with all applicable Prepayment Fees as a condition to the release of the Mortgage encumbering the Release Property being sold by any Borrower. Furthermore, if the Administrative Agent (on behalf of the Lenders) elect not to accelerate the Loans in accordance with the preceding sentence and if one of such remaining Individual Properties is the Individual Property located in Huntington, New York, the Administrative Agent shall have the right to (and, at the request of any Lender, shall) reallocate the Allocated Loan Amounts among such remaining Individual Properties, and the Borrowers and Administrative Agent agree to execute any amendments, agreements and any other documents reasonably necessary or appropriate to effect such reallocation.

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EXECUTED as an instrument under seal as of the date first written above.

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC Its Authorized Agent

By:	/s/ Richard M. McKeever
Name:	Richard M. McKeever
Title:	Managing Director

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LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Maria Pugh
	Name:	Maria Pugh
	Title:	Operations Manager

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LENDER:

HARTFORD ACCIDENT AND INDEMNITY COMPANY

By:	Hartford Investment Services, Inc. Its Agent and Attorney-in-Fact

	By:	/s/ Steven Kalmin
	Name:	Steven Kalmin
	Title:	Vice President

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EXISTING BORROWERS:

SUNSTONE SH HOTELS L.L.C.

By:	/s/ Jon Kline
Jon Kline
Vice President

SUNSTONE OP PROPERTIES L.L.C.

By:	/s/ Jon Kline
Jon Kline
Vice President

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NEW BORROWERS:

SUN MANHATTAN, LLC

By:	/s/ Jon Kline
Jon Kline
Vice President

SUNSTONE HARTSFIELD, LLC

By:	/s/ Jon Kline
Jon Kline
Vice President

SUNSTONE BROADHOLLOW, LLC

By:	/s/ Jon Kline
Jon Kline
Vice President

Principal place of business and chief executive office for all of the foregoing:

903 Calle Amanecer, Suite 100 San Clemente, CA 92673

Address for notices for all of the foregoing:

c/o Sunstone Hotel Partnership, LLC 903 Calle Amanecer, Suite 100 San Clemente, CA 92673

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ADMINISTRATIVE AGENT:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC Its Authorized Agent

By:	/s/ Richard M. McKeever
Name:	Richard M. McKeever
Title:	Managing Director

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CONSENTED AND AGREED TO:

SHP OGDEN LLC

By:	/s/ Jon Kline
Jon Kline
Vice President